Exhibit 10













                         AGREEMENT OF SALE AND PURCHASE

                                     between

                           MASSACHUSETTS MUTUAL LIFE
                               INSURANCE COMPANY,

                                             Seller


                                       and


                           AMPAL REALTY CORPORATION,

                                             Purchaser



                                    Premises:


                                800 Second Avenue
                               New York, New York

                                      INDEX
                                      -----


          Article        Caption                                            Page
          -------        -------                                            ----

          I    Inclusions in Sale . . . . . . . . . . . . . . . . . . . . . .  1

          II   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .  3


          III  Representations  . . . . . . . . . . . . . . . . . . . . . . .  5

          IV   State of Title of Property . . . . . . . . . . . . . . . . . . 10

          V    Title Insurance and Ability of Seller to Convey  . . . . . . . 13

          VI   Closing Costs and Gains Tax  . . . . . . . . . . . . . . . . . 15

          VII  Assumptions  . . . . . . . . . . . . . . . . . . . . . . . . . 18


          VIII Real Estate Tax Protests . . . . . . . . . . . . . . . . . . . 19

          IX   Inspection Period; Condition of Property . . . . . . . . . . . 20

          X    Operations Pending Closing . . . . . . . . . . . . . . . . . . 26

          XI   Casualty and Eminent Domain  . . . . . . . . . . . . . . . . . 30

          XII  Assessments  . . . . . . . . . . . . . . . . . . . . . . . . . 36


          XIII Closing Adjustments  . . . . . . . . . . . . . . . . . . . . . 36

          XIV  Closing Documents  . . . . . . . . . . . . . . . . . . . . . . 46

          XV   Violations . . . . . . . . . . . . . . . . . . . . . . . . . . 51

          XVI  Sales Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . 51

          XVII Unpaid Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 52


          XVIII Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . 53

          XIX  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

          XX   Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

          XXI  Conditions; Survival . . . . . . . . . . . . . . . . . . . . . 57

          XXII Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 59


          XXIIIBrokerage Commissions  . . . . . . . . . . . . . . . . . . . . 60

          XXIV Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

          XXV  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . 63



Schedule        Caption
- --------       --------


   A      Description of Land

   B      Schedule of Leases

   C      Schedule of Service and Maintenance
          Agreements

   D      Form of Release re: Government of Israel Lease


   E      Covenants, Restrictions, Easements
          and Agreements of Record

   F      Form of Deed

   G      Bill of Sale

   H      Assignment and Assumption of Service,
          Maintenance and Concessionaire
          Agreements


   I      Assignment of Leases

   J      Assignment of Licenses and/or Permits

   K      Post-Closing Adjustment Letter

   L      FIRPTA Certificate

   M      Information for Real Estate 1099-S Report Filing


   N      Acknowledgment of Purchaser's Attorneys

   O      Form of Tenant Estoppel Statement

   P      Form of Letter Agreement re: CSI International, Inc.

   Q      Wire Instructions

   R      Pending Litigation


   S      Licenses and Permits

   T      Form of Notice to Tenants

   U      Intentionally Omitted

   V      Description of Insurance Coverage

          THIS AGREEMENT OF SALE AND PURCHASE (hereinafter called this

"Agreement") made as of this 12th  day of April, 1995, by and between
 ---------                   -----

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 1295 State Street, Springfield, Massachusetts  01111 (hereinafter called "Seller"), and AMPAL REALTY CORPORATION, a New York corporation having an
        ------

office at 1177 Avenue of the Americas, New York, New York  10036 (hereinafter called "Purchaser").
        ---------



                              W I T N E S S E T H :
                              - - - - - - - - - -



          Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the "Property" (as such term is defined in Article I hereof).

          NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:



                                    ARTICLE I

                               INCLUSIONS IN SALE
                               ------------------

          The term "Property" shall mean the following:
                    --------

          1.1. The land described on Schedule A annexed hereto (hereinafter called the "Land").
            ----

          1.2. All of Seller's right, title and interest in and to the buildings, structures and improvements, together with all and singular tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, including, without limitation, any development rights, now erected or situate on the Land, now situate on or appurtenant to such buildings,

structures and improvements (hereinafter collectively called the "Building"),
                                                                  --------

including, but not limited to, the fixtures, equipment, machinery and personal property owned by Seller, and not being the property of any space tenant or occupant at the Building.

          1.3. All right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and any strips and gores adjacent to the Land, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land and Building by reason of change of grade of any street,

and at the Closing (as such term is hereinafter defined) Seller shall execute and deliver all proper instruments for the conveyance of all right, title and interest of Seller in and to any such award and the assignment and collection thereof.

          1.4. All space leases now or hereafter covering offices, stores and other spaces situate at or within the Building (hereinafter collectively called the "Leases"), and
     ------
all of the right, title and interest of the landlord under the Leases, and,

subject to the provisions of Section 13.1.10 hereof, all security deposits or prepaid rent paid or deposited by space tenants or occupants in respect of

Leases (hereinafter individually called a "Tenant" and collectively called the
                                           ------

"Tenants"), which shall not have been applied in accordance with the provisions
 -------

of such Leases.



                                   ARTICLE II

                                 PURCHASE PRICE
                                 --------------

          2.1.      The purchase price (hereinafter called the "Purchase Price")
                                                                --------------

for the Property shall be the sum of *        DOLLARS.  Purchaser agrees to pay
                                      -------

the Purchase Price as follows:

               2.1.1.   *        DOLLARS (hereinafter called the "Deposit") paid
                         -------                                  -------

          simultaneously herewith by wire transfer of immediate clearance

          "Federal Reserve Funds" (as such term is hereinafter defined) to the escrow account of Seller's attorneys, Bachner, Tally, Polevoy &

          Misher.  The proceeds of such wire transfer shall be held in escrow as hereinafter provided.

               2.1.2.   *        DOLLARS (hereinafter called the "Cash Balance")
                         -------                                  ------------

          shall be paid by Purchaser at the "Closing" (as such term is defined in Section 13.1 hereof)







               * Confidential portion omitted pursuant to Rule 24b-2 under Section 24 of the Securities Exchange Act of 1934, as amended and filed separately with the Securities and Exchange Commission.

          by wire transfer of immediate clearance Federal Reserve Funds to the account designated on Schedule Q annexed hereto; provided, however,

          that  Seller may direct as aforesaid that the Cash Balance be wire transferred to a different account or accounts (but not more than three (3) designated recipients) by notice to Purchaser given not less than two (2) business days prior to the Closing.  As used herein, the term "Federal Reserve Funds" shall be deemed to mean the receipt by a
                ---------------------

          bank or banks in the continental United States designated by Seller of

          U.S. dollars in form that does not require further clearance and may be applied at the direction of Seller by such recipient bank or banks on the day of receipt of advice that such funds have been wire transferred.  The description of the manner in which such funds are to be transmitted and the number of designated recipients thereof shall apply with respect to the Cash Balance as well as any other funds to be paid to Seller hereunder, including but not limited to any funds to be paid to Seller as a result of the adjustments to be made pursuant to Article XIII hereof.

          2.2. The Deposit and all interest accrued thereon shall be payable in accordance with Article XXIV hereof.

                                   ARTICLE III

                                 REPRESENTATIONS
                                 ---------------

     3.1. Seller represents and warrants to Purchaser as follows:

          3.1.1.    As of the date hereof, Seller owns fee simple title to the

     Property, subject only to the Permitted Encumbrances (as such term is defined in Section 4.1 hereof) and to such other matters as are disclosed in the Contract Title Report (as such term is defined in Section 5.1 hereof).

          3.1.2.    To Seller's actual knowledge, the only Leases as of the date hereof are those listed on Schedule B annexed hereto, subject to possible assignments not consented to by Seller.  To Seller's actual knowledge, a true and correct copy of each of the Leases set forth on Schedule B,

     including, without limitation, all amendments thereto, has been delivered by Seller to Purchaser simultaneously herewith in velobound binders

     (hereinafter called the "Lease Binders") and initialled by Seller and
                              -------------

     Purchaser and/or their respective counsel.  The Lease Binders contain copies of all of the Leases, including, without limitation, all amendments thereto, in Seller's actual possession.  No representation is made as to subleases of space in the Building.

          3.1.3.    To Seller's actual knowledge, the only service and

     maintenance agreements affecting the Building as of the date hereof are those listed on Schedule C annexed hereto (such agreements, together with any renewals thereof
     or substitutions therefor or additions thereto provided such renewals,

     substitutions and additions are made in the ordinary course of Seller's business, being hereinafter collectively called the "Service and
                                                          -----------

     Maintenance Agreements").  To Seller's actual knowledge, a true and correct
     ----------------------

     copy of each Service and Maintenance Agreement, including, without limitation, all amendments thereto, has been delivered by Seller to

     Purchaser simultaneously herewith in velobound binders (hereinafter called the "Service and Maintenance Agreement Binders") and initialled by Seller
          -----------------------------------------

     and Purchaser and/or their respective counsel.  The Service and Maintenance

     Agreement Binders contain copies of all of the Service and Maintenance

     Agreements, including, without limitation, all amendments thereto, in

     Seller's actual possession.

     3.1.4.    As of the date hereof, none of the employees employed at the

     Property is an employee of Seller.

     3.1.5.    As of the date hereof, there are no legal actions or proceedings pending with respect to the Property except as set forth on Schedule R annexed hereto and except that, as to any actions or proceedings covered by insurance, the foregoing representation and warranty contained in this

     Section 3.1.5 is made to Seller's actual knowledge only.

     3.1.6.    Attached hereto as Schedule S is a list of all licenses and permits relating to the Property in the actual possession of Seller as of the date hereof (hereinafter called the "Licenses and Permits").
                                              --------------------

     3.1.7.    All brokerage commissions payable on account of the Leases have been paid, other than commissions  payable on account of the renewal or extension of any Lease or the leasing of any additional space thereunder effected after the date of this Agreement.

     3.2.      If any space in the Building is vacant on the Closing Date (as such term is defined in Section 18.1 hereof), Purchaser shall accept the

Property subject to such vacancy, provided that the vacancy was not caused by

Seller terminating a Lease in violation of any restrictions contained in this

Agreement.

     3.3.      The instruments set forth in the Lease Binders and the Service and Maintenance Agreement Binders constitute the sole reliance by Purchaser with respect to the terms and conditions therein set forth, Purchaser acknowledging that, in the event of any conflict between the matters set forth in any such instrument and any representation contained in this Agreement, it has relied upon the instrument as set forth in the Lease Binders and Service and

Maintenance Agreement Binders in entering into this Agreement.

     3.4.      Each party hereto represents to the other that each person or entity executing this Agreement by or on behalf of the representing party has the authority to act
on its behalf and to bind it, and that each person or entity executing any closing documents by or on its behalf, has been or will be duly authorized to act on its behalf, and that the performance of this Agreement will not be in violation of its by-laws, charter or partnership agreement, or any law,

ordinance, rule, regulation or order of any governmental body having jurisdiction, or the provisions of any agreements to which it is a party or by the terms of which it is bound, and, at the Closing, each party shall furnish to the other party and to the "Title Company" (as such term is defined in

Section 5.1 hereof), reasonably satisfactory evidence of such authority and approval.  This Section shall survive the Closing.

     3.5.      Seller does not warrant that any particular Lease will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder.  The termination of any Lease prior to the Closing shall not affect the obligations of Purchaser under this Agreement or entitle

Purchaser to an abatement of or credit against the Cash Balance or give rise to any other claim on the part of Purchaser, provided, however, that Seller shall not terminate any Lease in violation of Section 10.1.3 hereof.

     3.6.      To the extent that Purchaser has actual knowledge of any default or any misrepresentation or incorrect warranty of Seller made in this Agreement,

in the Lease Binders or in the Service and Maintenance Agreement Binders,

Purchaser shall promptly notify Seller of same.  Seller shall have the right to adjourn the Closing for up
to ninety (90) days for the purpose of curing any such default,

misrepresentation or incorrect warranty.

     3.7.      Except as provided in Section 3.4, none of the representations or warranties contained in this Article 3 shall survive the Closing.

     3.8.      With respect to the Lease with the Government of Israel

(hereinafter called the "Government of Israel Lease"), at Closing, Seller shall
                         --------------------------

permit Purchaser a credit against the Purchase Price in an amount (hereinafter called the "Government of Israel Credit") equal to:
            ---------------------------

           (i) $786,171.00, which amount represents the balance, as of the date of this Agreement, of all unpaid work allowances (i.e., $661,171.00) and the moving allowance (i.e., $125,000.00) under the Government of Israel Lease, reduced by

          (ii) any disbursements of such unpaid work allowances or moving allowance made to the tenant under the Government of Israel Lease by Seller after the date of this Agreement and on or before the Closing Date, and, in connection therewith, Seller shall deliver to Purchaser at Closing a certificate of Seller setting forth the amounts of any such disbursements referred to in this clause (ii).

In consideration of the payment by Seller of the Government of Israel Credit, at

Closing Purchaser shall execute and deliver a release of Seller from all further obligations and liabilities whatsoever arising under or relating to the

Government of Israel Lease, in the form annexed hereto as Schedule D

(hereinafter called the "Government of Israel Release").  Purchaser acknowledges
                         ----------------------------

that Seller shall have no additional liability or obligations to Purchaser in the event the Government of Israel claims that the unpaid balance of the work allowances and moving allowance under its Lease exceeds

$786,171.00, other than to permit Seller to credit the Government of Israel

Credit, computed as set forth above, against the Purchase Price (i.e., in no event shall the Government of Israel Credit exceed $786,171.00).  The provisions of the immediately preceding sentence shall not be deemed to limit Purchaser's right to terminate this Agreement on or before the last day of the Inspection

Period in accordance with the provisions of Section 9.1 hereof.



                                   ARTICLE IV

                           STATE OF TITLE OF PROPERTY
                           --------------------------

          4.1. Purchaser shall accept title to the Property subject to the following (hereinafter collectively called the "Permitted Encumbrances"):
                                                ----------------------

               4.1.1.    Any and all present and future zoning restrictions,

          regulations, requirements, laws, ordinances, resolutions and orders of any city, town or village in which the Property lies, and of all boards, bureaus, commissions, departments and bodies of any municipal,

          county, state or federal sovereign or other governmental authority now or hereafter having or acquiring jurisdiction of the Property or the use and improvement thereof;

               4.1.2.    The state of facts shown on the survey made by Charles

          J. Dearing dated June 10, 1957, last redated March 31, 1994 by visual inspection made by Roland K. Link (hereinafter called the "Contract
                                                                     --------

          Survey"), and any other state of facts shown on an accurate survey of
          ------

          the Property, or any part thereof, provided such other state of facts does not materially adversely affect Purchaser's ability to use the

          Building for its present uses;

               4.1.3.    The Leases listed on the Schedule of Leases and any

          (i) extensions, renewals or modifications thereof, or (ii) new Leases,

          in either case entered into in accordance with this Agreement.

          Nothing in this Section 4.1.4 shall be deemed to prohibit Seller from terminating any Lease in accordance with Section 10.1.3 hereof;

               4.1.4.    The covenants, restrictions, easements, and agreements

          of record listed on Schedule E annexed hereto, and such other covenants, restrictions, easements and agreements of record, if any,

          affecting the Property, or any part thereof, provided such other covenants, restrictions, easements and agreements of record are not violated by existing structures and do not materially adversely affect the uses of the Building as used at present;

               4.1.5.    Any state of facts a physical inspection of the

          Property would show;

               4.1.6.    The Service and Maintenance Agreements set forth on

          Schedule C annexed hereto and any renewals thereof or substitutions therefor or additions thereto provided such renewals, substitutions and additions are made in the ordinary course of Seller's business and are terminable upon not more than thirty (30) days prior written notice;

               4.1.7.    All violations and/or notes or notices of violations of

          law or municipal ordinances, orders, or requirements noted in or issued by any governmental authority having jurisdiction against or affecting the Property;

               4.1.8.    Real estate taxes and assessments for the fiscal year

          in which the Closing occurs;

               4.1.9.    Any mechanics or other liens placed against the

          Property by reason of work performed by or on behalf of any Tenant of the Building or by or on behalf of Purchaser; and

               4.1.10.   Any exception to coverage by the Title Company provided

          that the Title Company insures same against collection out of or enforcement against the Property without additional premium or charge or indemnity (unless Seller, in its sole discretion, elects to pay such additional premium or charge and/or to provide such indemnity).

                                    ARTICLE V

                 TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY
                 -----------------------------------------------

          5.1.      Purchaser agrees to make, promptly after the signing hereof,

application for a title insurance policy from Ticor Title Guarantee Company

(hereinafter called the "Title Company").  Purchaser hereby acknowledges receipt
                         -------------

of a copy of the Title Company's report dated March 7, 1995  (hereinafter called the "Contract Title Report"), and the Contract Survey, and Purchaser hereby
     ---------------------

acknowledges and agrees that Purchaser has no objection to title as set forth in the Contract Title Report and in the Contract Survey, except that Seller shall cause Items 4, 5, 6, 7, 8, 12, 13 and 14 on Schedule B of the Contract Title

Report to be omitted as exceptions to coverage.  With respect to any continuation of the Contract Title Report or an updated Contract Survey,

Purchaser shall deliver to Seller's attorneys, Bachner, Tally, Polevoy & Misher,

380 Madison Avenue, New York, New York 10017, Attention:  Martin D. Polevoy,

Esq., a copy of such continuation or updated survey together with a written statement by Purchaser or Purchaser's attorneys of any objections to title which have appeared for the first time in such continuation or on such updated survey

(hereinafter called a "Subsequent Title Objection"),  within five (5) days of
                       --------------------------

receipt of such continuation or updated survey, but in any event not later than fifteen (15) days prior to the Closing Date unless such change of circumstances

occurred within such fifteen (15) day period.   In the event Purchaser sends a

written statement to Seller which shall set forth one or more

Subsequent Title Objections which Seller is unable to remedy prior to the

Closing Date, Seller shall not be obligated to remove any such Subsequent Title

Objections (except as expressly provided in Section 5.2 hereof), but if Seller elects to attempt to remedy such Subsequent Title Objections,  Purchaser hereby grants to Seller a reasonable adjournment of the Closing Date during which time

Seller may attempt to remedy same.

          5.2. If there shall be any liens, charges, easements, agreements of record, encumbrances or other objections to title, other than Permitted

Encumbrances (which Purchaser agrees to take subject to) (hereinafter collectively called "Title Objections") which were caused by, resulted from or
                     ----------------

arose out of the grant by Seller to any person or entity of a mortgage or security interest under the Uniform Commercial Code affecting the Property or the performance of work at the direction and on behalf of Seller upon all or any portion of the Property, then Seller shall remove such Title Objections.  If

Seller fails to remove any Title Objection in accordance with the provisions of the immediately preceding sentence, Purchaser, nevertheless, may elect (at or prior to the Closing) to consummate the transaction provided for herein subject to any such Title Objection as may exist as of the Closing with a credit against the Cash Balance payable at the Closing equal to the sum necessary to remove such Title Objection(s).  If Purchaser shall not so elect, Purchaser may terminate this Agreement and the sole liability of Seller shall be to return to

Purchaser the Deposit together with any interest accrued thereon.  Upon such return of the Deposit together with any interest accrued thereon, this Agreement shall be
null and void, and the parties hereto shall be relieved of all further obligations and liability under this Agreement.



                                   ARTICLE VI

                           CLOSING COSTS AND GAINS TAX
                           ---------------------------

          6.1. Purchaser shall pay the costs of examination of title and any owner's policy of title insurance to be issued insuring Purchaser's title to the

Property, as well as all other title charges, survey fees, and any and all other costs or expenses incident to the recordation of documents required in order to transfer title pursuant to the terms of this Agreement.

          6.2. Seller shall pay the following amounts payable in connection with the transfer of the "Deed" (as hereinafter defined):

            (i)     the amount imposed pursuant to Article 31 of the New York

          State Tax Law (hereinafter called the "Tax Law");
                                                 -------

           (ii)     the amount due in connection with the Real Property Transfer

          Tax imposed by Title 11 of Chapter 21 of the Administrative Code of

          the City of New York; and

          (iii)     the amount imposed pursuant to Article 31-B of the Tax Law,

          as determined by the "Tax Department" (as such term is defined in

          Section 6.4 hereof).

The provisions of this Section 6.2 shall survive the Closing.

          6.3. All other closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in New York City;  provided,

however, that each party shall bear its own attorneys' fees.

          6.4. Purchaser shall cause to be delivered to Seller not less than thirty (30) days prior to Closing the New York State Real Property Transfer

Gains Tax Questionnaire Transferee (TP-581) with all relevant information completed thereon (hereinafter called the "Transferee Questionnaire") duly
                                           ------------------------

executed and acknowledged.  Purchaser agrees generally to cooperate with Seller with respect to the preparation and filing of the Transferee Questionnaire.  For this purpose Purchaser agrees to execute and deliver to Seller any additional documentation that may be required by the New York State Department of Taxation and Finance (hereinafter called the "Tax Department") to effectuate the
                                     --------------

transaction which is the subject of this Agreement, by reason of a change in the consideration payable hereunder for the Property for purposes of the tax imposed by Article 31-B of the New York State Tax Law or otherwise; including, if necessary, any amended Transferee Questionnaire required in connection with any

New York State Real Property Transfer Gains Tax Supplemental Return (TP-583)

filed by Seller to reflect a change in such consideration.  Seller shall,

provided it has theretofore received from Purchaser the duly executed and acknowledged Transferee Questionnaire, submit

(y) such Transferee Questionnaire, and (z) the New York State Real Property

Transfer Gains Tax Questionnaire Transferor (TP-580) duly executed and acknowledged by Seller to the Tax Department not less than twenty-five  (25)

days prior to the Closing.  If, for any reason, the Tax Department fails to deliver to Seller the original New York State Real Property Transfer Gains Tax

Tentative Assessment and Return, Transferor Copy (TP-582) (hereinafter called the "Return"), prior to the date scheduled for Closing herein, then Seller shall
     ------

be entitled to an adjournment of the Closing as a result of such delay, and in such event, the parties hereto shall, promptly after Seller's receipt of the

Return, endeavor to reschedule the Closing Date to a mutually convenient date and time (provided, however, no such adjourned Closing Date shall occur later than 30 days after the Return is delivered to Seller).  If the original of the

Return is received by Purchaser from the Tax Department, Purchaser shall promptly deliver the original thereof to Seller.  Purchaser shall promptly forward to Seller copies of any and all correspondence received by it from the

Tax Department relating to the taxes imposed by Articles 31 or 31-B of the New

York State Tax Law with respect to this transaction, whether received before, at or after the Closing, and shall refer to Seller all inquiries from the Tax

Department relating to such taxes, whenever received.  Purchaser shall not assert before any taxing authority, including but not limited to the Tax

Department, that Purchaser paid Seller consideration for the Property in excess of the amount reported as consideration payable to Seller on the Transferee

Questionnaire (including any amended Transferee Questionnaire) as filed by Seller with the Tax Department, and Purchaser hereby indemnifies and holds

Seller harmless from and against any loss or liability resulting from the foregoing provisions of this sentence.  The provisions of the two (2)

immediately preceding sentences shall survive the Closing.



                                   ARTICLE VII

                                   ASSUMPTIONS
                                   -----------

          7.1. Purchaser agrees to assume as of the Closing, all of the Leases

(including, without limitation,  the obligation to pay for  (X) any unpaid brokerage commissions  payable on account of the renewal or extension of any

Lease or the leasing of any additional space thereunder effected after the date of this Agreement, or  (Y) unpaid work allowances or credits, and to complete and pay for any incomplete items of construction required thereunder), and all of the Service and Maintenance Agreements, by execution of the respective

assignments of the same as provided in Section 14.2 hereof.   Notwithstanding

the foregoing, Seller shall remain liable for any unpaid work allowances or credits  payable under (and the commercially reasonable cost of any incomplete items of construction required under) Leases in effect as of the date of this

Agreement for any premises demised thereunder as to which the Tenant has taken actual occupancy; provided, however, that Purchaser will be liable for the payment of any work allowances, moving allowances, credits, Tenant loans or advances or any other monies payable to or for the benefit of Tenants which become due on or after the Closing Date under

(i) the Government of Israel Lease, and (ii) the Lease with the Permanent

Mission of the Government of Barbados.  This Section shall survive the Closing.



                                  ARTICLE VIII

                            REAL ESTATE TAX PROTESTS
                            ------------------------

          8.1. All real estate assessment protests and proceedings affecting the

Property for the tax year in which title closes and prior years, if any, will be prosecuted under Seller's direction and control.  In the event of any reduction in the assessed valuation of the Property for any such fiscal year, the net amount of any tax savings, shall (a) with respect to fiscal years ending prior to the Closing be payable to Seller, and (b) with respect to the fiscal year in which the Closing shall occur, after deduction of expenses and attorneys' fees,

be adjusted between Seller and Purchaser as of the "Adjustment Date" (as such term is hereinafter defined) in each instance net of sums due to space tenants which shall be paid to each space tenant entitled to such sums.  If any reduction in assessment shall be granted for a fiscal year in, or prior to, the year in which title closes in the form of a credit for taxes payable at or after

Closing, Seller shall be entitled to receive a sum equal to such credit when granted after adjustment as provided in the immediately preceding sentence.

This Section shall survive Closing.

                                   ARTICLE IX

                    INSPECTION PERIOD; CONDITION OF PROPERTY
                    ----------------------------------------

     9.1. (a)  Seller grants to Purchaser and/or its authorized agents and representatives the right to enter upon the Property at reasonable times during normal business hours to inspect the Property.  The inspection right described in the preceding sentence may be exercised only during the period (hereinafter called the "Inspection Period") commencing on the date of this Agreement and
            -----------------

ending at 5:00 p.m. on the earlier to occur of (i)  June 12, 1995, or (ii) the date on which Purchaser notifies Seller in writing that Purchaser has waived its right to terminate this Agreement pursuant to subsection 9.1(d) hereof.

Purchaser shall notify Seller of its intention, or the intention of its agents or representatives, to enter the Property at least 48 hours prior to such

intended entry.   If  Purchaser intends to conduct any physical testing or

sampling of the Property, Purchaser shall describe such testing and sampling in its notice and shall obtain Seller's prior written consent thereto. Purchaser shall bear the cost of all inspections and tests conducted by Purchaser or its

authorized agents or representatives.   At Seller's option, Seller may be

present for any inspection or test, and if Seller so elects to be present,

Seller will make its representative reasonably available during ordinary business hours of business days for such purpose.  Purchaser's rights to have access to and to inspect the Property shall be expressly subject to the rights of Tenants under the Leases and to any security requirements of the Tenants.

          (b)  During the Inspection Period, Seller agrees to permit Purchaser and/or its authorized agents or representatives the right to inspect the following items (to the extent same are in the possession of Seller or its managing agent) at reasonable times during normal business hours, such inspection to be held, at Seller's option, at the office of the managing agent of Seller, or Seller's attorneys, or at the Property (hereinafter collectively called the "Documents"):
            ---------

          (i) copies of bills for real estate taxes and assessments (special or otherwise),

          (ii)      Seller's most current rent roll,

          (iii)     operating statements for the period beginning July 1, 1994,

          (iv) a summary of all capital expenditures for the period beginning July 1, 1994,

          (v)       Tenant files, including original Leases, and

          (vi)      the Licenses and Permits.

 Purchaser at its expense shall have the right to make photocopies of the

Documents.  Notwithstanding anything in this Section 9.1 to the contrary,

Purchaser shall not have the right to inspect or make copies of any appraisals of or engineering reports for the Property, any documents in Seller's possession involving Seller's acquisition of the Property, any internal budgets or projections, any information regarding prospective purchasers, or any federal or state income tax returns.

          (c)  In connection with its inspection of the Property, Purchaser and its agents and representatives shall:

          (i) not communicate directly with Seller's employees, Tenants or managing agent (other than Stephen Schofel of Williams Real Estate, Inc.);

          (ii) not interfere with the operation and maintenance of the Property;

          (iii) promptly repair to its current condition any part of the Property or any personal property owned or held by Seller or any Tenant or any other person or entity to the extent damaged during Purchaser's inspection;

          (iv) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any Tenant or any other person or entity;

          (v) maintain (or cause its engineer or contractor performing the applicable physical inspection of the Property to maintain) general liability insurance with a combined single limit of liability (personal injury and property damage) not less that $2,000,000 per occurrence, covering any accident or damage arising in connection with the presence of Purchaser, its agents and representatives in, on or about the Property, and naming Seller and its managing agent as additional insureds, and a certificate evidencing such insurance shall be furnished to Seller prior to any entry into or upon the Property by Purchaser or its agents or representatives pursuant to Section 9.1(a) hereof;

          (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property by Purchaser or on Purchaser's behalf;

          (vii) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; and

          (viii) restore the Property to the condition and state of repair in which the same was found before any such inspection or tests were undertaken.

Purchaser hereby agrees to indemnify, defend and hold Seller, its officers,

directors, agents, and employees, and their respective heirs, successors and assigns, harmless from and against any and all liens, claims, causes of action,

demands, suits, obligations, damages, losses, penalties, costs and expenses

(including reasonable attorneys' fees) arising out of any violation of the

provisions of this Section 9.1(c).   Purchaser hereby grants to Seller a

security interest in the Deposit to secure the foregoing indemnification, and

Seller shall have the right (but shall not be obligated) to cure any violation of this Section 9.1(c) which is not cured within ten (10) days after Purchaser's receipt of written notice thereof by paying or bonding any such violation with the Deposit. In the event Seller draws on the Deposit pursuant to the preceding sentence, Purchaser shall be required to replace such sums within five (5)

business days of receiving written notice from Seller that it has drawn funds from the Deposit. The failure by Purchaser to timely replace such funds shall be deemed a default hereunder by Purchaser resulting in Seller having the right to exercise any of its remedies arising out of a default by Purchaser.

          (d)  If, during the Inspection Period, Purchaser shall, for any reason, in Purchaser's sole discretion, judgment and opinion, be dissatisfied with any aspect of the Property or any item examined by Purchaser pursuant to this Section 9.1, including, without limitation, failure to receive Tenant estoppel statements satisfactory to Purchaser in number and content in its sole discretion, Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by giving written notice to Seller on or before the last day of the Inspection Period, time being of the essence with respect to the giving of such notice.  In the event Purchaser timely gives such notice of termination, this Agreement shall terminate, and upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder (other than those provisions hereof which expressly survive a termination), and the Deposit (including all interest actually earned thereon while in escrow), save and except the sum of $25,000.00

(hereinafter called the "Deposit Holdback"), shall be promptly returned to
                         ----------------

Purchaser.  Upon Purchaser's return to Seller of  all copies of  the Documents and any other information furnished to Purchaser by Seller regarding any part of the Property (hereinafter collectively called "Purchaser's Information")  in
                                               -----------------------

accordance with Section 25.15 hereof, the Deposit Holdback shall be returned to

Purchaser.   If Purchaser shall fail to timely notify Seller in writing of its option to terminate this Agreement on or before the last day of the Inspection

Period, the termination right described in this Section 9.1 (d) shall be null and void.

          (e)  Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser's obligations pursuant to this

Section 9.1, and such obligations shall expressly survive the Closing hereunder or any such termination.

          9.2. Purchaser acknowledges that it has made or will make its own analysis and evaluation of the income potential and profits and expenses of the

Property as well as the physical condition, layout, leases, footage, rents,

income, expenses and
operation of the Property, and that Seller has not made and does not make any representations as to any of the foregoing or any other matter or thing affecting or related to the Property or to this Agreement, including but not limited to environmental matters and zoning, except as herein specifically set forth, and that neither party is relying upon any statement or representation made by the other not embodied in this Agreement.  Purchaser hereby expressly acknowledges that no such representation has been made and agrees to take the

Property "as is", in substantially its present condition, subject to ordinary use, wear, tear and natural deterioration and subject to casualty and condemnation as more particularly set forth in Article XI hereof.  Seller is not liable or bound in any manner by any verbal or written statements,

representations, real estate "set-ups" or information pertaining to the Property or its physical condition, layout, leases, footage, rents, income, expenses,

operation or any other matter or thing furnished by any agent, employee,

servant, or any other person, unless specifically set forth in this Agreement.

Without limiting the generality of this Section 9.2, it is expressly understood that Seller is making no representation or warranty, express or implied, as to the accuracy of the Documents delivered to Purchaser pursuant to Section 9.1 hereof or any information contained therein.

          9.3. Purchaser acknowledges that it has had or will have an opportunity to conduct its own environmental investigation of the Property and

the property adjacent to the Property.   Purchaser agrees to take the Property

subject to any and all
environmental conditions affecting or related to the Property.  Purchaser agrees to assume all environmental costs and liabilities arising out of or in any way connected to the Property.  Purchaser hereby releases Seller from any obligation to pay any such costs and liabilities.  The provisions of this Section shall survive the Closing.



                                    ARTICLE X

                           OPERATIONS PENDING CLOSING
                           --------------------------

          10.1.     Seller agrees that between the date hereof and the Closing

Seller shall:

               10.1.1.   Continue to operate the Property substantially in the

          manner heretofore operated by Seller.  Notwithstanding the provisions of the immediately preceding sentence, Seller shall not be required to expend more than $100,000 during the term of this Agreement

          (hereinafter called "Seller's Repair Amount") on repairs and
                               ----------------------

          replacements to the Building (including, but not limited to,

          materials, labor, supervision and overhead).  If the cost of such repairs and replacements shall exceed Seller's Repair Amount, and if

          Purchaser does not notify Seller, within three (3) business days after delivery of a notice from Seller setting forth such repairs and replacements, that Purchaser agrees to pay at Closing for all sums actually expended by Seller in excess of Seller's Repair Amount

          (hereinafter called
          the "Excess Amount"), then Seller may terminate this Agreement by
               -------------

          written notice to Purchaser given at any time thereafter. Upon the giving of such notice, the Deposit, including any interest actually earned thereon while in escrow, shall be returned to Purchaser and neither party shall have any further liability to the other party hereunder, except for those provisions which expressly survive a termination of this Agreement.  In the event Purchaser agrees to pay the Excess Amount, such Excess Amount shall be paid by Purchaser at

          Closing in the manner specified in Section 2.1.2 hereof.

               10.1.2.   Subject to and in accordance with Section 9.1 hereof,

          afford Purchaser reasonable access to the Property, at reasonable times on reasonable notice;  provided, however, Purchaser may not enter any portion of the Property unless accompanied by a

          representative of Seller, and if Seller so elects to accompany

          Purchaser, Seller will make its representative reasonably available during ordinary business hours of business days for such purpose.

          Purchaser also agrees that Purchaser's rights to have access to and to inspect the Property shall be expressly subject to the rights of

          Tenants under the Leases and to any security requirements of the

          Tenants, and that Seller shall not be required to incur any cost or expense or commence any action to afford Purchaser such access.

               10.1.3.   From and after the last day of the Inspection Period to

          the Closing Date, not, without Purchaser's prior written consent,

          terminate any Lease (whether or not the Tenant is in default thereunder), except that Seller may terminate the following  Leases by reason of the default by the Tenants thereunder:  CSI International,

          Inc., Moore Business Forms, Inc., and 800-2nd Operating, Inc.  In

          addition, Seller may terminate any other Lease as to which the Tenant thereunder is in default if the nature of such default (i) creates or threatens to create an unsafe condition in the Building, or (ii)

          relates to the failure of the Tenant to pay any rent or additional rent under the Lease for a period in excess of thirty (30) days beyond its due date.

               10.1.4.   From and after the last day of the Inspection Period,

          not enter into any new lease for space in the Building which is vacant as of the date hereof or which may hereafter become vacant or modify any existing Lease without first giving Purchaser written notice of the identity of the proposed tenant (in the case of a new lease),

          together with (i) a summary of the terms thereof in reasonable detail,

          (ii) such financial information regarding the prospective tenant as

          Seller has obtained, and (iii) a statement of the amount of the brokerage commission, if any, payable in connection therewith and the terms of payment thereof.  If Purchaser
          objects to such proposed lease or amendment, Purchaser shall so notify

          Seller within five (5) Business Days (as such term is defined in

          Section 18.1 hereof)  after the giving of Seller's notice to

          Purchaser, in which case Seller shall not enter into the proposed lease or amendment.  Purchaser shall pay to Seller on the first day of each month between the date hereof and the Closing Date, by cashier's or bank check payable to the direct order of Seller, the rent and additional rent that would have been payable under the proposed lease or amendment from the date on which the tenant's obligation to pay rent would have commenced if Purchaser had not so objected until the

          Closing Date, less (i) the amount of the brokerage commission specified in Seller's notice, (ii) the cost of tenant improvement work required to be performed by the landlord under the terms of the proposed lease or amendment to suit the premises to the tenant's occupancy, and (iii) the amount of cash work allowances required to be given by the landlord to the tenant under the terms of the proposed lease or amendment (hereinafter collectively called the "Reletting
                                                                   ---------

          Expenses"), prorated in each case over the term of the proposed lease
          --------

          or amendment (as the case may be) and apportioned as of the Closing

          Date.  If Purchaser does not so notify Seller of its objection, Seller shall have the right to enter into the proposed lease or amendment, as the case may be, with the tenant identified in Seller's notice and Purchaser shall pay to Seller, in the manner specified in

          Section 2.1.2 hereof, the Reletting Expenses, to the extent actually incurred by Seller, prorated in each case over the term of the lease and apportioned as of the later of the Closing Date or the rent commencement date.  Such payment shall be made by Purchaser to Seller at the Closing.

               10.1.5.   Subject to the provisions of Section 10.1.1 hereof,

          keep the Licenses and Permits in force and effect and renew any

          Licenses and Permits which expire prior to the Closing.

               10.1.6.   Continue to carry fire and extended casualty coverage

          with respect to the Building comparable to the insurance currently carried by Seller with respect to same, which insurance coverage is described on Schedule V annexed hereto.



                                   ARTICLE XI

                           CASUALTY AND EMINENT DOMAIN
                           ---------------------------

          11.1.     The risk of loss or damage to the Property by fire or other casualty, until the time of the delivery of the Deed as herein provided, is assumed by Seller but without any obligation or liability by Seller to repair the same.  If loss or damage to the Property occurs for which the estimated cost or repair and restoration is equal to or exceeds $11,000,000.00 (such estimate to be made by a reputable contractor selected by

Seller and approved by Purchaser, such approval not to be unreasonably withheld or delayed), then Seller shall have the right to terminate this Agreement by written notice to Purchaser given within ninety (90) days after the date of such casualty.  If and to the extent the Closing Date would have otherwise occurred within such ninety (90) day period, Seller shall be entitled to an adjournment of the Closing Date to a date not later than ninety (90) days after the date of such casualty pending its determination of whether to terminate this Agreement.

In the event that Seller does not elect to terminate this Agreement under circumstances where Seller is permitted to do so under this Section 11.1,

Purchaser shall have the following options:

               11.1.1.   of declaring this Agreement terminated, in which event

          the Deposit, together with any interest accrued thereon, shall be returned to Purchaser, and upon such payment, this Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability with respect to each other; or

               11.1.2.   of accepting (i) the Deed upon payment in full of the

          Purchase Price and without any abatement of the Purchase Price by reason of such loss or damage, (ii) payment of the amount of any insurance proceeds to the extent actually collected by Seller in connection with such fire or other casualty, less the amount of the actual expenses incurred by Seller in collecting such proceeds and in making repairs to the Property
          occasioned by such fire or other casualty, and (iii) an assignment

          (without warranty or recourse to Seller) of Seller's rights to any payments to be made subsequent to the Closing Date under any hazard insurance policy or policies in effect with respect to the Property;

          provided, however, Purchaser shall not be entitled to the payment of insurance proceeds or an assignment of Seller's right to insurance proceeds in excess of the cost of repairing any loss or damage to the

          Property, and in the event of any excess proceeds, Seller shall be entitled to same.

          If Purchaser shall fail to exercise its option set forth in

Section 11.1.1 hereof within ten (10) days after any notice to Purchaser of loss or damage to the Property, Purchaser shall be deemed to have exercised its option set forth in Section 11.1.2 hereof.

          If loss or damage to the Property occurs for which the estimated cost or repair and restoration (as estimated by the Appointed Contractor) is less than $11,000,000.00, then neither party shall have the right to terminate the

Contract, and Seller shall have the following options:

               11.1.3.   of conveying the Property at Closing in accordance with

          the provisions of this Agreement upon payment in full of the Purchase

          Price and without any abatement of the Purchase Price by reason of such loss or damage, and paying to Purchaser the amount of any insurance
          proceeds to the extent actually collected by Seller in connection with such fire or other casualty, less the amount of the actual expenses incurred by Seller in collecting such proceeds and in making repairs to the Property occasioned by such fire or other casualty, and assigning to Purchaser (without warranty or recourse to Seller)

          Seller's rights to any payments to be made subsequent to the Closing

          Date under any hazard insurance policy or policies in effect with respect to the Property; provided, however, Purchaser shall not be entitled to the payment of insurance proceeds or an assignment of

          Seller's right to insurance proceeds in excess of the cost of repairing any loss or damage to the Property, and in the event of any excess proceeds, Seller shall be entitled to same; or

               11.1.4.   of making  the necessary repairs or replacements to the

          Property, in which event this Agreement shall continue in full force and effect and Seller shall be entitled to a reasonable adjournment of the Closing Date, not to exceed one hundred eighty (180) days for the purpose of making such repairs or replacements.

     The parties agree that only Seller (and not Purchaser) shall have the right to negotiate the settlement of insurance claims resulting from a fire or other casualty affecting the Property, and such right shall survive the Closing.

Notwithstanding the foregoing, Seller agrees that, in any circumstances hereunder where Purchaser will
receive an assignment of Seller's right to payment of insurance proceeds, Seller will not, at any time following the last day of the Inspection Period, agree to the settlement of such insurance claim without Purchaser's consent, which consent shall not be unreasonably withheld or delayed.  In the event Purchaser withholds its consent to a proposed insurance settlement, then, Seller may, at

Seller's election, give notice to Purchaser accelerating the Closing Date to a date set forth in such notice (which shall be not less than five (5) business days following the giving of .such notice).  In such event, time shall be of the essence with respect to Purchaser's obligation to close on such accelerated

Closing Date.  Nothing contained herein shall be deemed to prohibit Seller from settling any such insurance claim at any time without Purchaser's consent to the extent necessary to obtain insurance proceeds in an amount sufficient to cover the cost of emergency repairs or replacements to the Building or repairs or replacements required to avoid the termination of any Lease.

          11.2.     If prior to the Closing all or any part of the Property is taken by condemnation or a taking in lieu thereof, the following shall apply:

               11.2.1.   In the event a material part of the Property is taken,

          Purchaser, by written notice to Seller (effective only if delivered within fifteen (15) days after Purchaser receives notice of such taking), may elect to cancel this Agreement prior to the Closing Date.

          In the event that Purchaser shall so elect, the Deposit, together with any interest accrued
          thereon, shall be returned to Purchaser, and upon such payment, this

          Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability hereunder and with respect to each other.

               11.2.2.   In the event a minor or immaterial part of the Property

          is taken, or in the event of a change of legal grade, neither party shall have any right to cancel this Agreement and title shall nonetheless close in accordance with this Agreement without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking; provided, however, that

          Seller shall, at the Closing, (i) turn over and deliver to Purchaser the amount of any award or other proceeds of such taking to the extent actually collected by Seller as a result of such taking less the amount of the actual expenses incurred by Seller in collecting such award or other proceeds and in making repairs to the Property occasioned by such taking, and (ii) deliver to Purchaser an assignment

          (without warranty or recourse to Seller) of Seller's right to any such award or other proceeds which may be payable subsequent to the Closing

          Date as a result of such taking.

               11.2.3.   The term "material part", as distinguished from a

          "minor or immaterial part", as used herein shall mean a portion of the

          Property having a value (based upon an appraisal by an appraiser acceptable to Seller, subject to Purchaser's approval, which shall not be unreasonably withheld or delayed) in excess of $11,000,000.

          11.3.     This Article shall survive the Closing and is intended to be an express provision to the contrary within the meaning of Section 5-1311 of the

General Obligations Law.



                                   ARTICLE XII

                                   ASSESSMENTS
                                   -----------

          12.1.     If on or after the date hereof, the Property or any part

thereof shall be or shall have been affected by any real estate tax assessment or assessments which are or may become payable in one or more installments,

Purchaser agrees to take title to the Property (without reduction in or adjustment of the Purchase Price) subject to all unpaid installments becoming due and payable after the date hereof.



                                  ARTICLE XIII

                               CLOSING ADJUSTMENTS
                               -------------------

          13.1.     The following are to be apportioned or adjusted at the

closing of title to the Property pursuant to this Agreement (hereinbefore and hereinafter called
the "Closing") as of midnight of the day of the Closing (hereinafter called the
     -------

"Adjustment Date"):
 ---------------

               13.1.1.   Rents, as and when collected.

                    (a)  If any Tenant is in arrears in the payment of rent on the Closing Date, rents received from such Tenant after the

               Closing shall be applied in the following order of priority:

               (a) first to the month immediately preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; (c) then to any month or months following the month in which the Closing occurred; and (d) then to the period prior to the month immediately preceding the month in which the Closing occurred.

                    With respect to the rent arrearages owed by CSI

               International, Inc., at Closing Seller and Purchaser shall execute a letter agreement in the form annexed hereto as Schedule

               P.

                    (b)  Seller may collect any additional rent (including

               percentage rent, utility charges, electric charges, escalation charges for taxes, labor, operating expenses, common area

               charges, insurance, and escalations in rent based upon indexes such as CPI, porter's wage, or other wages, etc.) which is due and payable prior to the Adjustment Date but which apply to periods beyond the

               Adjustment Date, and there shall be a pro rata adjustment and credit given to Purchaser for such period.  If such charges have not been billed, or if billed, have not been collected by Seller as of the Closing, then, when the amount of such additional rent is determined and collected by Purchaser from such Tenants,

               Purchaser will remit to Seller a fraction thereof, the

               denominator of which shall be the number of months (or part thereof) in the period covered by the bill and the numerator of which shall be the number of months (or part thereof) in the particular billing period for which such items have been paid that shall have elapsed from the commencement of such billing period to and including the Adjustment Date.  With respect to percentage rent, Purchaser shall have no obligation to conduct an audit of any Tenant's records with respect to percentage rent for periods preceding the Closing (except as may be required pursuant to the provisions of any such Tenant's Lease), but Purchaser agrees that if it conducts such an audit on its behalf with respect to any lease year of such Tenant in which the Adjustment

               Date falls or with respect to any prior year, then such audit shall include such portion of such Tenant's lease year as

               precedes the Closing Date and that Purchaser shall furnish a copy of such audit to Seller.  Seller shall
               deliver to Purchaser at Closing its records with respect to calculation and billing of escalation rents under the Leases.

               At the Closing, to the extent that actual amounts are not

          available, the parties shall make apportionments under this Section based upon Seller's reasonable estimate of the relevant amounts, such estimated amounts to be adjusted when the actual amounts are determined.

               Subject to subsection 13.1.1(a) hereof, all rents and monies to which either party shall be entitled under this Section which are collected by the other party shall be received and held in trust by such other party and promptly delivered to the party entitled to same after deducting the proportionate share of any reasonable attorneys'

          fees, costs and expenses of collection thereof.

               Within a reasonable time after Purchaser has made its

          calculations of the final cost reimbursement payments in respect of the pertinent fiscal periods and prior to billing Tenants therefor

          (and in any event not less than 60 days prior to any deadline contained in any Lease for the rendition of any such bill), Purchaser shall prepare and submit to Seller a final calculation of the amounts and other items to be apportioned pursuant to this Agreement as of the

          Closing Date (the "Final Report").  Seller shall raise any objections
                             ------------

          it has to the Final Report within sixty (60) days after

          Seller's receipt of the Final Report by written notice to Purchaser given within said sixty (60) day period and stating in reasonable detail Seller's objections, and Purchaser shall allow Seller and its authorized representatives reasonable access during business hours to its books and records pertinent to the Property to permit Seller to review the Final Report and to ascertain its accuracy.  If Seller fails to raise any such objections within said sixty (60) day period,

          then the Final Report shall be binding on the parties.  If Seller shall raise any objections to the Final Report as provided above, then

          Seller and Purchaser shall meet within ten (10) days after submission of Seller's notice thereof and attempt to resolve such objections.  If any objections are not resolved within said ten (10) day period, such objections may thereafter be submitted by either party to the American

          Arbitration Association for determination.  Pending such

          determination, Purchaser shall bill the Tenants for the higher amount of additional rent in question (i.e., as between Seller's and

          Purchaser's respective calculations thereof).  Such determination shall be final and conclusive on the parties and judgment may be entered thereon in any court of competent jurisdiction.  The rules of the American Arbitration Association applicable to commercial arbitrations shall apply to any such arbitration.  The Final Report shall be deemed amended by agreement of
          the parties or determination of such firm, and, within ten (10) days after such agreement or determination (or, if Seller raises no objections to the Final Report, the expiration of the sixty (60) day objection period), Purchaser shall make any required adjustments with the Tenants.  Thereafter, Seller promptly shall pay to Purchaser, or

          Purchaser shall pay to Seller promptly upon collection, as the case may be, the amount determined to be due from such party to the other in accordance with this Section based upon the Final Report, as the same may have been amended.  If a determination is required, the parties shall bear the fees and expenses of the arbitrators handling such determination equally.

               13.1.2.   Real estate taxes, on the basis of the fiscal year for

          which assessed.  If the Closing shall occur before the tax rate or assessment is fixed, the apportionment of such real estate taxes at the Closing shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation;

          however, adjustment will be made upon the actual tax amount, when determined.

               13.1.3.   Tax and utility company deposits, or deposits with any

          supplier of goods, if any, shall not be prorated and shall be refunded to Seller.

               13.1.4.   Water charges and sewer rents on the basis of the

          fiscal year, but if there be water meters on the Property, Seller, to the extent the same is obtainable, shall furnish a reading effective through the Adjustment Date, or if not feasible to so read, to a date not more than thirty (30) days prior to the Adjustment Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last reading.  Upon the taking of a subsequent actual reading, such apportionment shall be readjusted and Seller or Purchaser, as the case may be, will promptly deliver to the other the amount determined to be so due upon such readjustment.

          If Seller is unable to furnish such prior reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto and Seller shall pay the proportionate charges due up to the date of Closing.  Unpaid water meter bills which are the obligations of tenants in accordance with the terms of Leases shall not be adjusted nor shall the same be deemed an objection to title and Purchaser will take title subject thereto.

               13.1.5.   Amounts paid or payable with respect to assignable

          licenses and permits, if any, affecting the Property.

               13.1.6.   Amounts paid or payable in respect of the Service and

          Maintenance Agreements.

               13.1.7.   Proration of vault charges or taxes (or similar charges

          or taxes) shall be based upon the last bill received, or title company report, prorated at the last known rate to the Adjustment Date.  No proration shall be made if such vault charge is the obligation of a

          Tenant in possession.

               13.1.8.   Seller and Purchaser shall make their own separate

          arrangements for the closing and opening of separate accounts for utility charges, including, but not limited to, electricity, gas,

          steam, telephone and other utilities (other than such charges which are tenants' obligations under Leases), and such charges shall not be prorated, except to the extent that any such separate account has not been established (or separate meter read) on the Adjustment Date, in which case any such amounts shall be prorated for such period based upon the most current bill.

               13.1.9.   The value of building inventory and supplies (e.g.,

          soap, cleaning powder, light bulbs, etc.) in unopened containers, in accordance with an inventory prepared by Seller, shall be credited to

          Seller.  The value thereof shall be determined based upon the cost thereof to the extent practical.

               13.1.10.  (a)  In the event any security deposits of Tenants

          (other than those which are marketable securities, letters of credit,

          or other non-cash items) are invested in a time account with a penalty for early
          withdrawal, such security deposits shall be transferred, at Seller's option, either (i) by direct assignment of the bank accounts in which the same are deposited, or (ii) by Seller retaining all rights in the bank accounts and paying to Purchaser the amount of the security deposits to be delivered pursuant to this Agreement by separate check or wire transfer (as Seller elects) at the Closing.  In either event,

          there shall be credited to Seller all interest earned or accrued to the Adjustment Date less such portion of the interest to which the respective Tenant would be entitled pursuant to its Lease or by law.

          No allocation shall be made of security deposits properly applied prior to the Adjustment Date.  Security deposits applied after the

          Adjustment Date shall be applied in the order of priority set forth in paragraph (a) of Section 13.1.1 hereof.  Security deposits held in the form of marketable securities shall be assigned and delivered to

          Purchaser at Closing, with any interest thereon through the Adjustment

          Date credited to Seller, less such portion to which the Tenant would be entitled.  Security deposits held in the form of letters of credit shall be assigned and delivered to Purchaser at Closing; provided,

          however, that if the consent or authorization of the issuer of any such letter of credit is required, the failure to obtain such consent shall not constitute grounds for Purchaser or Seller to adjourn the Closing, but Seller shall cooperate with Purchaser in obtaining such consent subsequent to the Closing.

                         (b)  In the event that any Tenant which owes past due

          rent as of the Closing is evicted from the Building and its Lease is terminated, then promptly after such eviction and termination, such

          Tenant's security deposit shall be applied in the following order of priority:  (i) first to the reimbursement of Purchaser's reasonable costs and expenses in obtaining such eviction and termination, and

          (ii) then in the order of priority set forth in Section 13.1.1 hereof.

               13.1.11.  Proration shall be made of fuel on the Property on the

          Adjustment Date based upon a reading made by Seller's supplier as close as obtainable to the Adjustment Date (reasonably adjusted to the quantity present on the Adjustment Date).  The value thereof shall be calculated at Seller's last cost (including sales tax).

     The provisions of this Section 13.1 shall survive the Closing.

          13.2.     The parties hereto agree to make a good faith effort to

determine the adjustments to be made at Closing pursuant to this Article at least three (3) days prior to the Closing Date.

          13.3.     In the event the net apportionments and adjustments as

provided in Section 13.1 hereof result in a payment due Seller, then such payment shall be made at
the Closing in the manner set forth in Section 2.1.2 hereof.  In the event that,

despite Purchaser's good faith efforts, the parties hereto are unable to determine the amount of the adjustments to be paid to Seller at the Closing, if any, on or before the date which is three (3) days prior to the Closing Date,

such amount may be paid by Purchaser to Seller at the Closing by cashier's or bank check or by a certified check of Purchaser drawn upon a bank which is a member of The New York Clearing House Association (or any successor organization thereto), in any event to Seller's direct order.

          13.4.     In the event the net apportionments and adjustments as

provided in Section 13.1 hereof result in a payment due Purchaser, then such payment shall be made at the Closing by way of a credit against the Cash

Balance.

          13.5.     Except as otherwise provided in this Agreement, the customs in respect of title closings, recommended by The Real Estate Board of New York,

Inc. shall apply to all apportionments.



                                   ARTICLE XIV

                                CLOSING DOCUMENTS
                                -----------------

          14.1.     Seller shall deliver or cause to be delivered to Purchaser on the Closing Date:

               14.1.1.   A Bargain and Sale Deed without Covenant against

          Grantor's Acts containing the covenant required by Section 13 of the

          Lien

          Law in the form annexed hereto as Schedule F (hereinbefore and hereinafter called the "Deed").
                                  ----

               14.1.2.   A Bill of Sale in the form annexed hereto as Schedule G

          conveying to Purchaser all personal property owned by Seller and located at the Property on the Closing Date and used in connection with the maintenance and operation of the Property.

               14.1.3.   A letter to each Tenant advising it of the change of

          ownership in accordance with General Obligations Law Section 7-105 in the form annexed hereto as Schedule T.

               14.1.4.   An Assignment of the Service and Maintenance Agreements

          in the form annexed hereto as Schedule H.

               14.1.5.   An Assignment of the Leases in the form annexed hereto

          as Schedule I.

               14.1.6.   All records within Seller's possession reasonably

          required for the operation of the Property, including the Service and

          Maintenance Agreements, plans, surveys, original Leases, lease files,

          licenses, permits, warranties, guaranties, insurance policies assigned to Purchaser at Closing, records of expenditures for repairs and maintenance,  and certificate of occupancy.

               14.1.7.   An assignment of all assignable licenses and permits in

          the form annexed hereto as Schedule J.

               14.1.8.   Keys and combinations to locks at the Property to the

          extent in Seller's possession.

               14.1.9.   A duly executed letter agreement agreeing to correct

          any errors in prorations as soon after the Closing as amounts are finally determined in the form of Schedule K annexed hereto

          (hereinafter called the "Post-Closing Adjustment Letter").
                                   ------------------------------

               14.1.10.  Evidence reasonably acceptable to Purchaser and the

          Title Company authorizing the consummation of the transaction contemplated by this Agreement and the execution and delivery of documents on behalf of Seller.

               14.1.11.  The FIRPTA certificate in the form of Schedule L annexed hereto.

               14.1.12.  The Real Property Transfer Tax Return pursuant to

          Chapter 46, Title II of the New York City Administrative Code

          (hereinafter called the "RPT Return").
                                   ----------

               14.1.13.  The New York State Combined Real Property Transfer

          Gains Tax Affidavit Real Estate Transfer Tax Return Credit Line

          Mortgage

          Certificate (TP-584) (completing Schedules C and D thereon)

          (hereinafter called the "Tax Affidavit").
                                   -------------

               14.1.14.  Information for Real Estate 1099-S Report Filing in the

          form annexed hereto as Schedule M in accordance with Sec. 6045 of the

          Internal Revenue Code of 1986, as amended.

               14.1.15.  A Non-Multiple Dwelling Affidavit.

               14.1.16.  An updated Schedule of Leases in the form of Schedule B annexed hereto, together with a schedule of rent arrears prepared by

          Seller's managing agent.

               14.1.17.  Such other documents as may be reasonably required by

          Purchaser or the Title Company to consummate the transaction which is the subject of this Agreement, including affidavits limited to

          Seller's actual knowledge as to the status of bankruptcies or judgments or emergency repair work or similar work lienable by the

          City of New York, to the extent any of the foregoing appear as exceptions on any update to the Contract Title Report.

          14.2.     Purchaser shall deliver or cause to be delivered to Seller on the Closing Date:

               14.2.1.   The Cash Balance.

               14.2.2.   Duplicate originals of the Assignment of Leases, the

          Assignment of Service Contracts, and the Post-Closing Adjustment

          Letter duly executed by Purchaser.

               14.2.3.   Evidence reasonably acceptable to Seller and the Title

          Company authorizing the consummation by Purchaser of the transaction which is the subject of this Agreement and the execution and delivery of documents on behalf of Purchaser.

               14.2.4.   The RPT Return.

               14.2.5.   The Tax Affidavit.

               14.2.6.   An acknowledgement of receipt of the Information for

          Real Estate 1099-S Report Filing by Purchaser's attorneys in the form annexed hereto as Schedule N.

               14.2.7.   The Government of Israel Release duly executed by

          Purchaser.

               14.2.8.   Such other documents as may be reasonably required by

          Seller or the Title Company to consummate the transaction contemplated by this Agreement.

          14.3.     Within ten (10) days after the date of this Agreement,

Seller shall deliver to each Tenant an estoppel statement in the form annexed hereto as Schedule O, together with a notice requesting that such Tenant promptly execute and deliver such
estoppel statement to Seller.  Seller shall deliver to Purchaser copies of all executed estoppel statements reasonably promptly after receipt of same by

Seller.  Seller shall use reasonable efforts to obtain executed estoppel statements from all Tenants prior to the end of the Inspection Period, but

Seller shall not be obligated to commence any action against any Tenant or to expend any moneys to obtain such estoppels.



                                   ARTICLE XV

                                   VIOLATIONS
                                   ----------

          15.1.     Seller shall have no obligation to comply with or cure, and

Purchaser shall accept title subject to (i) any notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any governmental authority having jurisdiction against or affecting the Property at the Closing Date, including, but not limited to, violations that are the obligation of a Tenant to cure, and (ii) sidewalk notices, emergency repair notices, water tap claims, parking violations or other matters of notice which do not constitute liens against the Property in a specified sum.



                                   ARTICLE XVI

                                    SALES TAX
                                    ---------

          16.1.     Although it is not anticipated that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall save, defend, indemnify and hold Seller
harmless from and against any and all liability for any sales tax which may now or hereafter be imposed upon Seller or the Property with respect to the sale of any personal property.  The parties hereto agree that no part of the Purchase

Price is attributable to personal property.  The provisions of this Section shall survive the Closing.



                                  ARTICLE XVII

                                  UNPAID TAXES
                                  ------------

          17.1.     The amount of any unpaid real estate taxes, assessments,

water charges and sewer rents other than items subject to proration as heretofore provided which Seller is obligated to pay and discharge may, at the option of Seller, be allowed to Purchaser out of the Cash Balance provided official bills therefor with interest and penalties thereon calculated to said date are furnished by Seller at the Closing.

          17.2.     If on the Closing Date there are any liens or encumbrances which are not Permitted Encumbrances, Seller may use any portion of the Cash

Balance to satisfy the same, provided Seller shall either deliver to Purchaser at Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record together with the cost of recording or filing said instruments, or pay such sums or perform such acts as will enable the Title

Company to insure Purchaser that such lien(s) will not be collected out of the

Property without additional premium or charge or indemnity (unless Seller, in its sole discretion, elects to pay such additional premium or charge and/or to provide such indemnity).

          17.3.     The existence of (i) any taxes, assessments, water charges,

or sewer rents referred to in Section 17.1 hereof or (ii) any other liens or encumbrances, if Seller elects to proceed pursuant to the provisions of

Section 17.2 hereof, shall not be deemed Title Objections provided that Seller shall comply with the respective requirements set forth in Sections 17.1 and

17.2 hereof.

          17.4.     If request is made of Purchaser within a reasonable time

prior to the Closing Date, Purchaser agrees to provide at the Closing separate certified checks or official cashier's checks, as requested, aggregating the amount of the Cash Balance, to facilitate the satisfaction of any unpaid (and due) real estate taxes, assessments, water charges or sewer rents, and, if

Seller elects to proceed pursuant to the provisions of Section 17.2 hereof, the payment of any liens and encumbrances referred to in Section 17.2 hereof.

                                  ARTICLE XVIII

                                     CLOSING
                                     -------

          18.1.     The Deed shall be delivered upon receipt of the payments

provided for in Article II hereof and the documents referred to in Section 14.2 hereof at the offices of Seller's attorneys, Bachner, Tally, Polevoy & Misher,

380 Madison Avenue, New York, New York 10017 at 9:30 A.M. on June 28, 1995, or

such earlier Business Day as

Purchaser shall elect upon not less than ten (10) days prior notice to Seller.

Time shall be of the essence as to Purchaser's obligations to close the transaction which is the subject of this Agreement on June 28, 1995.  For purposes of this Agreement, the "Closing Date" shall mean the date on which the
                                 ------------

Closing occurs.  The term "Business Day" as used in this Agreement shall mean
                           ------------

all days except Saturdays, Sundays and all days observed by the Federal

Government or New York State as legal holidays.



                                   ARTICLE XIX

                                     NOTICES
                                     -------

          19.1.     Except as otherwise provided in this Agreement, any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been properly given and shall be deemed effective upon being (i) personally delivered, or (ii) delivered by express overnight delivery service with receipt for delivery, or (iii) deposited in the United States mail, postage prepaid,

certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental

United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith;

provided, however, that the time period in which a response to any such notice,

election, demand or request must be given shall commence on the date of receipt thereof. Personal delivery to a party or to any officer,

partner, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.  Any such notice, election, demand, request or response shall be addressed as follows:

          (i)  To Seller:

                    Massachusetts Mutual Life Insurance
                    Company
                    c/o Cornerstone Real Estate Advisers, Inc.
                    311 South Wacker Drive, Suite 980
                    Chicago, Illinois  60606
                    Attention:  Ms. Elena Walsh

                    and

                    Massachusetts Mutual Life Insurance
                    Company
                    c/o Cornerstone Real Estate Advisers, Inc.
                    1500 Main Street, Suite 1400
                    Springfield, Massachusetts 01115-5288
                    Attention:  John Wooton, Esq.

                    with a copy to be given simultaneously to:

                    Bachner, Tally, Polevoy & Misher
                    380 Madison Avenue
                    New York, New York  10017-2513
                    Attention:  Martin D. Polevoy, Esq.

          (ii) To Purchaser:

                    Ampal Realty Corporation
                    1177 Avenue of the Americas
                    New York, New York  10036
                    Attention:  Lawrence Lefkowitz, Esq.

                    with a copy to be given simultaneously to:

                    Kronish, Lieb, Weiner & Hellman
                    1114 Avenue of the Americas
                    New York, New York  10036-7798
                    Attention: William Jay Lippman, Esq.



                                   ARTICLE XX

                                     DEFAULT
                                     -------

          20.1.     If Purchaser fails to accept title and pay the Cash Balance in accordance with this Agreement, the Deposit together with all interest accrued thereon, if any, shall be retained by Seller as liquidated damages.  The provisions herein contained for liquidated and agreed-upon damages are bona fide provisions for such and are not a penalty, the parties agreeing that by reason of Seller binding itself to the sale of the Property and by reason of the withdrawal of the Property from sale at a time when other parties would be interested in acquiring the Property, that Seller will have sustained damages if

Purchaser defaults, which damages will be substantial but will not be capable of determination with mathematical precision and, therefore, as aforesaid, this provision for liquidated and agreed-upon damages has been incorporated in this

Agreement as a
provision beneficial to both parties.  Notwithstanding the foregoing provisions of this Section, there shall be no limitation on Seller's remedies in the event of any misrepresentation of Purchaser pursuant to the provisions of Section 23.1 hereof.

          20.2.     Reference is hereby made to Sections 21.1 and 21.2 hereof

for Purchaser's exclusive remedies in the event of a breach of representation or failure to perform any agreement set forth in this Agreement on the part of

Seller.  If Seller shall refuse to deliver the Deed to Purchaser pursuant to the provisions of this Agreement, whether or not Purchaser shall have elected to accept title in accordance with the provisions of Section 5.2 hereof, Purchaser shall be deemed to have elected to terminate this Agreement, and Purchaser shall be entitled to a refund of the Deposit together with any interest accrued thereon.  In lieu of a return of the Deposit,  Purchaser may elect to sue for specific performance provided Purchaser notifies Seller of its election to commence an action for specific performance within thirty (30) days after the date scheduled for the Closing and actually commences such action in a court of competent jurisdiction within sixty (60) days after the date scheduled for

Closing.



                                   ARTICLE XXI

                              CONDITIONS; SURVIVAL
                              --------------------

          21.1.     (a)  If Purchaser shall have actual knowledge, or should

have knowledge by inspection of the Property or of the public records at or before the Closing,
that (i) any representation of Seller hereunder is untrue, as of the date represented, or (ii) Seller has failed to perform, observe or comply with any covenant, agreement or condition on its part to be performed hereunder,

Purchaser shall notify Seller of same within five (5) days after discovery by

Purchaser, and Purchaser's failure to so notify Seller shall be deemed to constitute Purchaser's waiver of same as a condition to Closing and otherwise.

               (b)  In the event that (A) any of Seller's representations made in Section 3.1 hereof are not true as of the date hereof (and for the purposes hereof a representation shall be untrue only if factually untrue and having a material adverse business or legal impact on Purchaser), and (B) Purchaser has actual knowledge, or should have actual knowledge by inspection of the Property or of the public records at or before the Closing that any of Seller's representations referred to in clause (A) of this sentence are untrue, then

Purchaser may, as its sole remedy (whether at law or in equity), all other claims for damages or specific performances being expressly waived by Purchaser,

elect to terminate this Agreement, and the sole liability of Seller shall be to return to Purchaser the Deposit together with any interest accrued thereon, and thereupon, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations and liability under this Agreement.

          21.2.     Except as specifically set forth to the contrary in this

Agreement, none of the representations, warranties, covenants, indemnities,

agreements, obligations
or commitments made by Seller in this Agreement shall survive the Closing, the same being merged in the conveyance.  If survival is herein provided and no time specified, such matter shall be the basis for a claim against Seller only if asserted in writing within the one year next following the Closing Date.



                                  ARTICLE XXII

                                   ASSIGNMENT
                                   ----------

          22.1.     No assignment of Purchaser's interest hereunder is permitted and any such prohibited assignment shall not be valid or binding on Seller unless Seller shall expressly consent thereto in writing.  Notwithstanding the foregoing, Purchaser shall be permitted to assign this Agreement on one occasion at any time after the date of this Agreement and prior to the date which is thirty-five (35) days prior to the date scheduled for the Closing to an entity which controls, is controlled by or is under common control with Purchaser,

provided that Purchaser gives Seller written notice of such assignment at least three (3) business days prior to the effective date thereof accompanied by (i)

reasonable proof of the control relationship between Purchaser and the assignee,

(ii) the executed instrument of assignment (which shall be in form and content reasonably satisfactory to Seller) pursuant to which the assignee agrees to assume all obligations and liabilities of Purchaser under this Agreement, and

(iii)  completed and executed New York State Real Property Transfer Gains Tax

Transferor and Transferee Questionnaires relating to such assignment. In the event Purchaser assigns this Agreement in accordance with all of the provisions of the immediately preceding sentence, the assignor (i.e., Ampal Realty Corporation) shall have no further obligations or liabilities under this Agreement.



                                  ARTICLE XXIII

                              BROKERAGE COMMISSIONS
                              ---------------------

          23.1.     Purchaser represents and warrants to Seller that it has

dealt with no broker, finder or consultant other than Stonehenge Partners, Inc.

(hereinafter called "Broker"), in connection with the transaction which is the
                     ------

subject of this Agreement; that all negotiations involving Purchaser with respect to the terms of this Agreement were conducted by or through Broker; and

that in the event any claim is made for a broker's, finder's or consultant's commission or fee by anyone other than Broker as a result of any acts or actions of Purchaser or its representatives or affiliates with respect to the within transaction Purchaser, its heirs, successors and assigns do hereby agree to indemnify, defend and hold Seller harmless from any and all loss, liability,

cost, damage or expense with respect to such claims (including, without limitation, reasonable attorneys' fees and disbursements) without any charge or cost to Seller.  Seller shall pay the brokerage commission to Broker in accordance with Seller's agreement with Broker if and when title passes hereunder.  Purchaser has also advised Seller that Purchaser has been advised in connection with this transaction by Moshe Indig, whose compensation in connection with
this transaction shall be paid by Purchaser.  Purchaser, its heirs, successors and assigns do hereby agree to indemnify, defend and hold Seller harmless from any and all loss, liability, cost, damage or expense with respect to any claims

(including, without limitation, reasonable attorneys' fees and disbursements)

made by Moshe Indig.  In addition, at Closing Purchaser shall deliver to Seller a release of Seller duly executed by Moshe Indig releasing Seller from all claims for brokerage commissions or other compensation, such release to be in form reasonably satisfactory to Seller.  Purchaser hereby grants to Seller a security interest in the Deposit to secure the indemnifications contained in this Section 23.1, and Seller shall have the right (but shall not be obligated)

to apply the Deposit or portions thereof to cure any breach by Purchaser of the indemnification provisions of this Section 23.1 which is not cured within ten

(10) days after Purchaser's receipt of written notice thereof.  In the event

Seller draws on the Deposit pursuant to the preceding sentence, Purchaser shall be required to replace such sums within five (5) business days of receiving written notice from Seller that it has drawn funds from the Deposit. The failure by Purchaser to timely replace such funds shall be deemed a default hereunder by

Purchaser resulting in Seller having the right to exercise any of its remedies arising out of a default by Purchaser.  The provisions of this Section 23.1 shall survive the Closing or any termination of this Agreement for any reason whatsoever.












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






                                  ARTICLE XXIV

                                     ESCROW
                                     ------

          24.1.     The parties hereto have mutually requested that Bachner,

Tally, Polevoy & Misher act as escrow agent (hereinbefore and hereinafter called the "Escrow Agent") for the purpose of holding the Deposit in accordance with
     ------------

the terms of this Agreement and the Escrow Letter executed by and among Seller,

Purchaser and Escrow Agent contemporaneously with the execution of this

Agreement (hereinafter called the "Escrow Letter").  Purchaser recognizes that
                                   ------ ------

Escrow Agent represents Seller herein and has agreed to act as Escrow Agent as an accommodation to both parties hereto.  Purchaser further acknowledges and agrees that in the event of any dispute between the parties to this Agreement or the Escrow Letter, Escrow Agent shall be free to continue its representation of

Seller with regard to these matters.  The Deposit, together with the interest accrued thereon, if any, shall be held by Escrow Agent until the earlier of

(y) the Closing, or (z) such time as Seller or Purchaser may be entitled to a refund thereof in accordance with this Agreement, at which time Escrow Agent shall remit said sum, together with any interest actually accrued thereon, to the party entitled thereto in accordance with this Agreement.  At the Closing,

the Deposit, together with any interest actually accrued thereon, shall be paid to Seller.














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






                                   ARTICLE XXV

                                  MISCELLANEOUS
                                  -------------

          25.1.     This Agreement cannot be changed, modified, discharged or

terminated by any oral agreement or any other agreement unless the same is in writing and signed by the party against whom enforcement of the change,

modification, discharge or termination is sought.  Neither Seller nor Purchaser has made representations of any kind with respect to the subject of this

Agreement except as the same may be expressly set forth in this Agreement.

          25.2.     The Article and Schedule headings herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part hereof.

          25.3.     This Agreement and its interpretation and enforcement shall be governed by the laws of the State of New York.

          25.4.     This Agreement shall be binding on the successors and

assigns of the parties hereto.

          25.5.     If any term or provision of this Agreement, or any part of such term or provision, or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this

Agreement or the application of such term or provision or remainder thereof to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby and each












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






term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          25.6.     All Schedules which are annexed to this Agreement are a part of this Agreement and are incorporated herein by reference.

          25.7.     The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and permitted assigns and shall not give rise to any rights by or on behalf of anyone other than such parties and no party is intended to be a third party beneficiary hereof.

          25.8.     Neither Purchaser or its agents nor Seller or its agents

shall make any disclosure of the terms of this Agreement without the prior written consent of the other; provided that the foregoing shall not be construed to prevent Seller or Purchaser from (i) subject to the remaining provisions of this Section 25.8, making any disclosure required by any applicable law or regulation, or (ii) making, on a confidential basis, such disclosures as Seller or Purchaser reasonably deem necessary or appropriate to its legal counsel or accountants (including outside auditors) or Purchaser's lending institution, or

(iii) making such filings with the Securities and Exchange Commission

(hereinafter called the "SEC"), American Stock Exchange or other regulatory
                         ---

agency which Purchaser reasonably believes are required by law.   In addition,

following the expiration of the Inspection Period and provided this Agreement is not terminated in accordance with the provisions of Section 9.1(d) hereof,

Purchaser shall be permitted to issue a press release










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






announcing the transaction contemplated hereby, provided such press release has been approved in advance by Seller, such approval not to be unreasonably withheld (it being understood that such press release may disclose the Purchase

Price).  In connection with any filing of this Agreement with the SEC, American

Stock Exchange or other regulatory agency, Purchaser will apply for an order of the SEC under Rule 24b-2 promulgated under the Securities Exchange Act of 1934,

as amended (hereinafter called the "Exchange Act") (or any other applicable rule
                                    ------------

under the Exchange Act or  the Securities Act of 1933, as amended) granting confidential treatment to the Purchase Price set forth in Section 2.1 of this

Agreement (including, without limitation, the Deposit and the Cash Balance) for a period (hereinafter called the "Confidential Period") of (i) 90 days, if this
                                  -------------------

Agreement is not terminated pursuant to Section 9.1(d) hereof and (ii) until

December 31, 2009 (or such earlier date as is agreed to by the SEC, American

Stock Exchange or such other regulatory agency, as the case may be), if this

Agreement is so terminated.  Purchaser will request that such order be issued and maintained during the Confidential Period.  At the request of Purchaser,

Seller shall confirm to the SEC, American Stock Exchange or such other regulatory agency, as the case may be, that Seller is joining in such request for confidential treatment.  This Section 25.8 shall (i) survive the Closing,

and (ii) notwithstanding any other provision in this Agreement to the contrary,

survive any termination of this Agreement.

          25.9.     This Agreement shall be construed without regard to any

presumption or other rule requiring construction against the party causing this

Agreement to be drafted.

          25.10.      This Agreement may be executed in any number of

counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

          25.11.      This Agreement shall not become a binding obligation upon

Seller until the same has been fully executed by Purchaser and Seller and until a fully executed original counterpart thereof has been delivered by Seller to

Purchaser.

          25.12.      Neither this Agreement nor any other document related

hereto nor any memorandum thereof shall be recorded, and any such recording shall be void and of no force or effect.

          25.13.      In the event that any litigation arises under this

Agreement, the prevailing party shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees.

          25.14.      All understandings and agreements heretofore had between

the parties hereto with respect to the subject matter of this Agreement are merged into this Agreement, which alone fully and completely expresses their agreement with respect to the subject matter of this Agreement.














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






          25.15.      Purchaser acknowledges that the Purchaser's Information

furnished and to be furnished to Purchaser hereunder is being so furnished on the condition that Purchaser maintain the confidentiality thereof.  Accordingly,

Purchaser shall, and shall cause (i) if applicable, its directors, officers and other personnel and (ii) its agents, employees and representatives to hold in strict confidence and not disclose to any other party without the prior written consent of Seller  any of the information in respect of the Property delivered to Purchaser by Seller or any of its agents, representatives or employees.

Purchaser shall return all of the Purchaser's Information, on or before ten (10)

days after the first to occur of (a) such time as Purchaser determines that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason.  Notwithstanding anything to the contrary hereinabove set forth,

Purchaser may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it in connection with this transaction, and (ii) as is requested by an institutional lender in connection with Purchaser's financing of the purchase of the Property.  The provisions of this Section 25.15 shall survive any termination of this Agreement for any reason whatsoever.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.



                              SELLER:

                              MASSACHUSETTS MUTUAL LIFE  INSURANCE COMPANY

                              By:  Cornerstone Real Estate Advisers, Inc.,
                                      Its Agent

                                   By:  /s/ Steven P. Wallace
                                        -----------------------------
                                        Name: Steven P. Wallace
                                        Title: Managing Director


                              PURCHASER:

                              AMPAL REALTY CORPORATION


                              By:  /s/ Lawrence Lefkowitz
                                   -------------------------------
                                   Name: Lawrence Lefkowitz
                                   Title: President



























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